Exhibit 5.5

CONSENT OF AMERICO DELGADO, P. ENG.

To:	United States Securities and Exchange Commission

Re:	Expert Consent for Registration Statement on Form F-10

Technical reports entitled:

1.

“Technical Report for the Dolores Property, Chihuahua, Mexico – Preliminary Economic Assessment of a Pulp Agglomeration Treatment and Underground Option” dated effective May 31, 2014 relating to the Dolores property;

2.	“Technical Report for the Huaron Property, Pasco, Peru” dated effective June 30, 2014 relating to the Huaron property;

3.	“Technical Report for the Morococha Property, Yauli, Peru” dated effective June 30, 2014 relating to the Morococha property; and

4.	“Technical Report for the San Vincente Property, Potosi Bolivia” dated effective December 31, 2014 relating to the San Vincente property

(collectively, the “Technical Reports”)

The undersigned does hereby consent to the reference to my name and the inclusion or incorporation by reference of written disclosure of the Technical Reports and any extracts from, or summary of, or references to the Technical Reports and other scientific and technical information relating solely to Pan American Silver Corp. (the “Corporation”) by the Corporation in the registration statement on Form F-10 of the Corporation, dated July 11, 2016 and any amendments thereto and any registration statements filed pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended.

Dated this 11th day of July, 2016.

/s/ Americo Delgado
Americo Delgado, P. Eng.